                                                                    EXHIBIT 10.2

                          CREDIT SUISSE FIRST BOSTON
                             MORTGAGE CAPITAL LLC
                               11 Madison Avenue
                                   5th Floor
                           New York, New York 10010

March 2, 1998


Wellington Properties Trust
18650 West Corporate Drive, Suite 300
Brookfield, Wisconsin 53045
Attention: Arnold K. Leas, President

              RE:  $17,000,000 LINE OF CREDIT TO WELLINGTON PROPERTIES TRUST
                   ---------------------------------------------------------

Gentlemen:

              1.   This letter (this "Letter") will confirm the agreement of
                                      ------
Wellington Properties Trust ("Wellington") and Credit Suisse First Boston
                              ----------
Mortgage Capital LLC ("CSFB"; CSFB, its affiliates and their respective
                       ----
successors and assigns are hereinafter collectively referred to as the "Lender") to proceed with a permanent mortgage loan (the "Permanent Loan") with
 ------                                                   --------------
respect to the property commonly known as Lake Pointe (the "Lake Pointe Property") and first priority line of credit facility (the "Facility" and,
                                                            --------
together with the Permanent Loan, the "Loans) in an aggregate amount not to exceed $17,000,000 proposed to be made available by Lender to bankruptcy remote, single-purpose entities owned and controlled by Wellington (together with Wellington, individually, a "Borrower" and collectively, the "Borrowers") in accordance with and pursuant to the terms and conditions of that certain term sheet attached hereto as Exhibit A (the "Term Sheet") and made a part hereof.
                         ---------       ----------
All capitalized terms not defined in this Letter shall have the meanings ascribed to such terms in the Term Sheet. By the execution of this Letter, Wellington and Lender agree to proceed with the underwriting and preparation of documentation with respect to the Permanent Loan and the Facility with due diligence and good faith so that the Permanent Loan and the Facility can be made available in a timely and expeditious manner.

              2. The execution of this Letter shall be a condition precedent to Lender's obligation to begin the final underwriting and the preparation of the necessary documentation (which will include obtaining credit reports on Wellington and the principals of Wellington and the Borrowers). Thereafter, it is contemplated that Lender will make the Permanent Loan and execute the documents for the Facility substantially in accordance with this Letter, the Term Sheet and pursuant to appropriate documentation satisfactory to Lender and executed by Wellington and the Borrowers (collectively, the "Facility
                                                             --------
Documents").
---------

          3. Upon the execution of this Letter by Wellington, a fee (the "Structuring Advisory Fee") in the amount of $212,500 shall be deemed earned by
 ------------------------
CSFB and shall be payable by Wellington for CSFB's structuring of the Loans. Except as provided to the contrary herein, the Structuring Advisory Fee shall be non-refundable in all circumstances. A portion of the Structuring Advisory Fee in the amount of $25,000 shall be payable upon the execution of this Letter with the balance in amount of $187,500 shall be payable upon the closing of the financing of the Lake Pointe Property (as hereinafter defined). Additionally, upon the closing of the Loans, Wellington shall pay to Sandcastle Investment Ltd. (Paul Cutler) a brokerage commission equal to $170,000 pursuant to a separate agreement. Wellington by its execution hereof hereby represents and warrants that it has not dealt with any brokers, finders or agents other than Sandcastle Investment Ltd. and Paul Cutler in connection with the Permanent Loan and the Facility.

          4. Wellington agrees to use its good faith efforts to cooperate with CSFB, and its counsel, agents and representatives, and provide CSFB, and its counsel, agents and representatives, with all reasonably requested information in order that CSFB may conduct its due diligence investigation and consummate the Loans and to negotiate in good faith with Lender's counsel to finalize the Facility Documents. Wellington further agrees to pay all out-of-pocket expenses actually incurred by CSFB in any way relating to the Loans (including, without limitation, CSFB's reasonable counsel's fees (which counsel estimates will approximate between $8,500 and $10,000 plus disbursements for each individual loan closing) and due diligence expenses in connection therewith and the costs associated with all future advances of portions of the Facility) and to indemnify, defend and hold Lender harmless against all costs, expenses and damages incurred by such party as a result of or arising out of the Loans. Wellington hereby agrees that CSFB's out-of-pocket expenses will include the fees and disbursements of CSFB's external legal counsel and auditors, CSFB's expenses and the fees of all third parties relating to the due diligence review and the costs of appraisals, environmental reports and a structural engineering reports for the Lake Pointe Property and each of the Proposed Properties (as hereinafter defined) and any property which Wellington or the Borrowers present to Lender for potential inclusion within the Facility. Wellington hereby agrees that the Additional Expense Deposit will be used to reimburse CSFB or otherwise pay for those expenses. If the Loans are not made as a result of Lender's willful or negligent failure to perform as herein provided or, alternatively, upon the consummation of the Loans, the unapplied portion of the Additional Expense Deposit will be promptly returned to Wellington. The obligations in this paragraph will survive in the event the Loans are terminated for any reason.

          5. Wellington hereby acknowledges and represents that it is working solely with Lender to procure the Loans and agrees not to, and will not cause or permit the Borrowers or its principals, affiliates or related entities to obtain or attempt to arrange financing for the Lake Pointe Property or any properties which Wellington, the Borrowers or any of their principals or related or affiliated entities acquire or contemplate acquiring (whether in the form of a permanent mortgage, bridge financing or otherwise) with any party other than CSFB. Should Wellington, the Borrowers or any of their principals or related or affiliated entities breach or violate the preceding sentence, CSFB will be entitled to retain the unapplied balance of Additional Expense Deposit and any expense deposits previously received by CSFB and receive immediate payment, upon demand, of a break-up fee equal to $100,000, which break up fee, the Structuring Advisory Fee, the Additional Expense Report and any expense deposits previously received by CSFB shall constitute liquidated damages, it being expressly acknowledged and agreed that CSFB's actual damages in such instance will be impossible to calculate.

          6. Without limiting the other provisions of this Letter or the Term Sheet, Lender's agreement to enter into the Facility Documents or to fund the Loans are further subject to the completion (in a manner and with results satisfactory to Lender) of Lender's due diligence with respect to properties which are to be subject of the Loans and all of those other matters and items referred to in the Term Sheet. The parties acknowledge and agree that the Term Sheet does not purport to contain all of the terms and conditions of the Loans which will be described in greater detail (in a manner consistent with the Term Sheet and this Letter) in the Facility Documents to be prepared with respect to the Loans and must be agreed upon the parties hereto. Wellington understands and acknowledges that Lender has not obtained final internal investment committee approval for the Loans and that its agreement to make the Loans is subject to investment committee approval and the following conditions:

          (a) CSFB's satisfactory completion of due diligence and underwriting on each property to be acquired and which is the subject of a portion of the Facility (each a "Proposed Property" and
                                                -----------------
               collectively, the "Proposed Properties") and the Lake Pointe Property (the "Lake Pointe Property" and together with the
                              --------------------
               Proposed Properties, the "Collateral") and CSFB's agreement to
                                         ----------
               include same in the Facility;

          (b) the absence of any development occurring with respect to the Collateral, the Borrowers or Wellington prior to the date of the closing of the Loans and the closing with respect to each Proposed Property, occurs which could, in CSFB's opinion, materially and adversely affect the net operating income or value of the Collateral or the ability of Wellington or the Borrowers to service the Loans;

          (c) the execution and delivery of definitive agreements and other documentation relating to the Loans, the Lake Pointe Property and each Proposed Property satisfactory to CSFB and its counsel;

          (d) the receipt of financial statements from the Borrowers, Wellington and each of the Key Principals identified on the attached term sheet for both the last concluded financial year and last concluded financial quarter preceding the date hereof, which financial statements shall be audited by an accounting firm acceptable to CSFB, including Grant Thornton;

          (e) the receipt of valid certificates of occupancy and zoning confirmation letters with respect to all of the improvements constructed upon the Proposed Property; and

                 (f) the satisfaction of loan closing conditions customary for loans of this type, including, without limitation, receipt of satisfactory counsel's opinion letters (which, for loans in amounts less than $10,000,000 may be provided by Wellington's in-house counsel) an updated certified survey and a "clean" policy of mortgagee title insurance with respect to the Lake Pointe Property and each Proposed Property.

                 7. Notwithstanding anything to the contrary in this Letter or the Term Sheet, it is understood and agreed that (a) Lender shall not be under any obligation for the payment of any brokerage or other commission, compensation or fee of any kind with respect to this Letter, the Term Sheet, the Loans or the Facility Documents and (b) by the execution of this Letter, Wellington agrees to defend, indemnify and hold Lender and its parents, affiliates, subsidiaries, agents, consultants and attorneys harmless from and against any and all claims (and all costs and expenses in connection therewith, including, but not limited to, attorney's fees and disbursements) by any person or entity for any brokeage or other commission, compensation or fee of any kind with respect to this Letter, Term Sheet, the Loans or the Facility Documents. The parties hereto each warrant and represent to each other that none of the parties hereto has had any dealings (and that no person or entity on behalf of the parties hereto has had any dealings) with any broker, finder or agent in connection with this Letter, the Term Sheet or the Loans.

                 8. By the execution of this Letter, the parties hereto (a) confirm their willingness to undertake the Loans upon the terms and conditions set forth in this letter and the Term Sheet, (b) indicate their authorization to each other to proceed with further due diligence and (c) hereby instruct Lender's counsel to commence with the drafting and the preparation of the Facility Documents.

                 9. This letter constitutes the entire agreement between the parties with respect to the matters contained herein. No amendment, modification, change or discharge of any term or provision hereof shall be valid or binding unless the same is in writing and signed by the parties hereto. The terms and provisions of this Letter and the other Facility Documents shall survive the closing and funding of each of the Loans and the Permanent Loan.

                 10. This letter shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York.

11. Wellington hereby acknowledges its acceptance of and agreement with the provisions of this Letter and the Term Sheet, by signing the enclosed copy of this Letter where indicated and returning same, together with the Structuring Advisory Fee and the Expense Deposit to the attention of the undersigned by the close of business on March 10, 1998.

                                        Very truly yours,

                                        CREDIT SUISSE FIRST BOSTON
                                        MORTGAGE CAPITAL LLC


                                        By: /s/ Lance S. Graber
                                            -----------------------
                                            Name:  Lance S. Graber
                                            Title: Director


Acknowledged and Agreed to as of
this 5th day of March, 1998:

WELLINGTON PROPERTIES TRUST


By: /s/ Arnold K. Leas
    ------------------------
    Name:  Arnold K. Leas
    Title: President

                                  TERM SHEET

          This Term Sheet is attached to, and forms a part of, that certain letter (the "Cover Letter") dated March 2, 1998 from Credit Suisse First Boston
             ------------
Mortgage Capital LLC to Wellington Properties Trust ("Wellington"). All
                                                      ----------
capitalized terms used and not otherwise defined in this Term Sheet have the meanings given to such terms in the Cover Letter.

BORROWER:              The owner of each of the Proposed Properties and the Lake
                       Pointe Property (together with Wellington, individually,
                       a "Borrower" and collectively, the "Borrowers") shall be
                                                           ---------
                       single-purpose, bankruptcy-remote corporations, limited liability companies or limited partnerships controlled by Wellington and meeting the requirements of S&P and acceptable to Lender. In addition, the general partner or managing members of each Borrower shall also be single-purpose, bankruptcy-remote corporations controlled by
                       Wellington and meeting the requirements of S&P and acceptable to Lender.

KEY PRINCIPAL:         Wellington Properties Trust

MANAGER: All of the Collateral will be managed by WMC Realty Inc., (the "Manager"), which will be entitled to receive a fee
                             -------
                       of no more than 5% of effective gross revenues. The Manager must subordinate its rights under the related management agreement to Lender's lien and related debt service.

                       Each property management agreement and the Facility Documents will provide that Lender may terminate and replace the Manager with an independent third party manager acceptable to Lender if (i) a monetary event of default on either the Permanent Loan or the Facility occurs, (ii) if an event of default under any property management agreement occurs, or (iii) if, at the end of any calendar quarter, the DSCR (as defined below) for all Collateral for the preceding 12 month period is less than 1.10:1.0.

TERMS OF THE LOANS:
------------------

FINANCING AMOUNT:      The amount of the non-revolving Facility will be no
                       greater than $17,000,000 less the principal amount of the Permanent Loan.

                       For the Permanent Loan, the loan amount will be based upon a minimum DSCR for the Lake Pointe Property of 1.15:1.0 using an adjusted net cash flow determined by CSFB using its then current underwriting criteria and a constant payment reflecting the higher of the actual rate with a 30-year amortization and an 8.81%
                         constant (or 9.26% if the Lake Pointe Property is more than 10 years old) (the "Constant").
                                                  --------

                         For Proposed Properties being acquired, the allocated amount of the Facility will be based on the lesser of
                         (i) a 1.03:1.0 DSCR using a net cash flow determined by CSFB using its then current underwriting criteria and the Constant and (ii) a year-2 proforma net cash flow acceptable to CSFB and a 1.25:1.0 DSCR using the Constant.

                         Notwithstanding the above, the aggregate DSCR for all of the Proposed Properties securing the Facility from time to time shall not be less than 1.18:1.0 using a net cash flow determined by CSFB in accordance with its then current underwriting criteria, and a weighted average constant.

                         "DSCR" shall mean the ratio of (a) adjusted net
                          ----
                         operating income ("NOI") for the applicable Collateral
                                            ---
                         (as determined by CSFB in accordance with its then current underwriting criteria) for a twelve-month period to (b) an amount equal to the then outstanding principal amount of the Facility (or the Permanent Loan, if applicable) multiplied by the then applicable Constant as described above.

ADVANCE AMOUNTS:         The amount of the Permanent Loan shall not exceed an
                         80% loan to value ratio with respect to the Lake Pointe
                         Property. Any net proceeds (the "Net Proceeds") to be received by Wellington in connection with the financing of the Lake Pointe Property will be held by CSFB in an interest bearing escrow account for application as "borrower equity" for the acquisition of the Proposed
                         Properties or expenses of CSFB in connection with the underwriting and/or closing or attempted closings of additional advances of the Facility with respect to the Proposed Properties.

                         The Facility amount to be made available for each acquired Proposed Property shall not exceed 100% of Total Acquisition Costs for each acquired Proposed Property and a 100% loan to value ratio with respect to such acquired Proposed Property.

TOTAL ACQUISITION COSTS: All capital costs of an acquisition (e.g. the sum of the purchase price, transaction costs, deferred maintenance, capital improvements) to be included in each acquired Proposed Property's capitalization as determined by Lender and Wellington.

CLOSING DATE:            Portions of the Facility will become available and be
                         funded with respect to a Proposed Property (each a
                         "Funding") only after,
                          -------
                    among other things, Lender and its counsel are fully satisfied with the terms of the Facility Documents with respect to such Proposed Property, including, without limitation, mortgages, assignments of leases and rents, UCC-1 financing statements, guarantees and reaffirmations of guarantees, and other property specific documents, and the results of CSFB's due diligence investigation with respect to such Proposed Property. Satisfactory appraisals, environmentals and engineering reports shall be provided for each Proposed Property prior to the Funding thereof with respect thereto. Lender shall not be obligated to make any Funding after the first anniversary of the closing of the Permanent Loan.

                    The closing of the Permanent Loan and the initial execution of the Facility Documents must occur simultaneously and, in any event, on or before March 10, 1998 or the Cover Letter and this Term Sheet shall be deemed terminated and of no further force or effect except to the extent same is to survive termination pursuant to the terms hereof.

DRAW DOWN FEE:      0.75% of each portion of the Facility drawn down by a
                    Borrower shall be payable by such Borrower to Lender upon each Funding with respect thereto.

MATURITY DATE:      The anticipated repayment date for the Permanent Loan shall be the 10th anniversary of the first monthly payment date
                    with respect thereto (the "Anticipated Repayment Date").
                                               --------------------------

                    The maturity date for the Permanent Loan (the "Permanent
                                                                   ---------
                    Loan Maturity Date") shall be the date which is the 30-year
                    ------------------
                    anniversary of the eleventh (11th) day of the first monthly payment date with respect to the Permanent Loan.

                    The maturity date for the Facility will be the date that is the 2nd anniversary of the initial execution of the Facility Documents and the closing of the Permanent Loan.

EXTENSIONS:         Provided no default has occurred the maturity date of the
                    Facility can be extended for up to six months upon written notice to Lender no less than 30 days prior to the stated maturity date. There shall be no Fundings during the extension period.

CROSS DEFAULT:      The Loans shall be cross-defaulted and cross-collateralized in a manner satisfactory to the Lender. At the time of each Funding of a portion of the Facility each Borrower and Wellington shall execute documentation satisfactory to the Lender evidencing such cross-default and cross-collateralization.

INTEREST RATE:      The interest rate for the Permanent Loan will be equal to
                    the yield on the 10-year U.S. Treasury security (which yield shall be determined upon the earlier to occur of a rate lock and the closing of the Permanent Loan) plus 185 basis points. Interest will be payable monthly in arrears and calculated on an actual/360 basis.

                    The interest rate for the Facility will be equal to one-month LIBOR, reset monthly, plus 325 basis points. Interest will be payable monthly in arrears and will be payable on the actual amount outstanding of the Facility on an actual/360 basis. The interest rate for the Facility during the extension period will be equal to one-month LIBOR, reset monthly, plus 375 basis points.

DEFAULT INTEREST:   Upon the occurrence of an event of default, the Permanent
                    Loan and the Facility will each accrue interest at a rate per annum equal to the then applicable interest rate (the
                    Interest Rate or the Revised Interest Rate, as defined herein) plus 500 basis points.

AMORTIZATION:       During the extension period, 50% of the excess cash flow
                    from the Collateral after debt service and approved operating expenses will go towards amortization of the Facility.

PAYMENT DATE:       Monthly payments on the Permanent Loan will be due on the
                    eleventh (11th) day of each calendar month (each, an "Owned
                                                                          -----
                    Payment Date"), commencing on the eleventh (11th) day of the
                    ------------
                    first calendar month next succeeding the closing of the Permanent Loan.

                    Monthly payments on the Facility will be due on the first day of each calendar month (each, an "Acquisitions Payment
                                                          --------------------
                    Date"), with five days grace, commencing on the first day of
                    ----
                    the calendar month next succeeding the closing of the Facility.

CASH MANAGEMENT:    The Borrowers will be required to establish one or more
                    accounts (collectively, the "Clearing Account") at one or
                                                 ---------------
                    more banks (collectively, the "Lock Box Bank") into which all proceeds from the Collateral will be deposited. The Lock
                    Box Bank will be selected by the Borrowers but must be acceptable to Lender. Following the earlier to occur of (i) an event of default on the Loans, (ii) an event of default under any property management agreement, or (iii) the end of any calendar quarter, if at such time Lender determines that the DSCR for the Collateral for the preceding 12 month period was less than 90% of the DSCR at the time of the closing of the Permanent Loan or the Funding of each portion of the Facility, as applicable to each portion of the Collateral, the Borrowers and the Manager shall be required to remit all receipts and income from the Collateral directly to a lock box maintained by the Lock Box Bank or to wire such amounts directly into the Clearing Account.

RESERVES:           For the Lake Pointe Property and each of the Proposed
                    Properties, the Borrowers will establish and maintain reserves for deferred maintenance, ongoing taxes and insurance premiums, ongoing capital expenditures and such other purposes as CSFB shall determine to be necessary as a result of its due diligence review. The deferred maintenance reserve will be funded at the closing of the Permanent Loan and on the date of each Funding and will be equal to 125% of the amount specified in the property condition report obtained by CSFB during its due diligence review. The capital expenditure reserve will be funded monthly at $200 per unit for residential properties (or such other amounts determined by CSFB for other properties or as determined based upon its due diligence review).

                    Replacement reserves may be withdrawn monthly in amounts not less than $5,000 and shall be interest bearing with the interest accrued thereon added to the reserve account.

HYPER-AMORTIZATION: If the Permanent Loan is not repaid on the Anticipated
                    Repayment Date, the Permanent Loan will accrue interest from such date at a rate (the "Revised Interest Rate") per annum
                                              ---------------------
                    equal to the greater of (i) the Interest Rate plus 500 basis points and (ii) the yield as of the Anticipated Repayment Date, calculated by linear interpolation of the yields of U.S Treasury constant maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S Treasury obligations having maturities as close as possible to the Permanent Loan Maturity Date, plus 500 basis points. Interest that accrues on the Permanent Loan at the Revised Interest Rate in excess of that accruing at the Interest Rate ("Excess Interest") shall be due and payable
                                    ---------------
                    on the Permanent Loan Maturity Date unless paid earlier out of excess cash flow from the Lake Pointe Property. Unpaid Excess Interest will accrue interest at the Revised Interest Rate and shall be payable by Wellington on the Permanent Loan Maturity Date.


MEZZANINE:          Upon maturity and the absence of repayment of the Facility,
                    CSFB, at its sole option, may create fixed rate first mortgage loans with respect to each Proposed Property on rates and terms to-be-determined by CSFB with the balance of any Facility amount applicable to each Proposed Property, if any, to be provided by mezzanine or corporate debt with rates and terms to be determined by CSFB prior to each such closing.

PREPAYMENT AND DEFEASANCE:
-------------------------

PREPAYMENT:                   For Prepayment of the Permanent Loan will be
                              locked-out for the lesser of (i) 4 years from closing or (ii) 2 years from the REMIC start-up date. Thereafter, prepayment is available through defeasance only by providing substitute collateral in the form of securities as provided for in the Facility Documents.

                              The Facility shall be prepayable at par if prepaid in full at any time after eighteen (18) months following the execution of the Facility Documents. Partial prepayment will be permitted only to the extent that such prepayment is of an entire Funding with respect to a Proposed Property and the source of prepayment is from a CSFB permanent loan with respect to such Proposed Property. All proceeds of any refinance of any Proposed Property shall be applied in repayment of the Facility. No partial prepayment of the Facility shall be permitted unless the adjusted net cash flow as determined by the Lender for the remaining Proposed Properties securing the Facility, provides for at least a 1.30:1.0 DSCR for the remaining balance of the Facility. No partial prepayments shall be permitted during the extension period.

SERVICER:                     Lender shall appoint one or more servicers of the
                              Loans in its sole and absolute discretion. The cost of the servicers shall be paid by Lender.

RATED TRANSACTION:            Lender intends to transfer the Permanent Loan and
                              any portion of the Facility converted to a fixed
                              rate loan (collectively, the "Fixed Rate Loans")
                                                            ----------------
                              to a trust or other similar securitization vehicle in a public or private offering. Wellington and each Borrower shall agree to cooperate with Lender to effect each such securitization, but shall not be responsible for any out-of-pocket expenses in connection therewith in excess of a di minimus amount.

NO OTHER DEBT:                None of the Borrowers or Wellington will be
                              permitted to have any indebtedness (secured or unsecured) other than the Loans, short term unsecured indebtedness with respect to the Collateral incurred in the ordinary course of business and such other debt as may be specifically approved by Lender in its sole discretion; provided, however, that Wellington shall be entitled to maintain (i) its existing non-recourse mortgage debt secured by the Maple
                              Grove Apartments located in Madison, Wisconsin and
                              (ii) subject to review and approval by Lender, not more than an $800,000 corporate unsecured line or lines of credit issued by Milwaukee Western Bank or other lenders approved by Lender. If any Borrower is not a corporation, the general partner or managing member of such Borrower will not be permitted to have any indebtedness or make any loans.
                              Notwithstanding the above, in connection with the acquisition of additional properties Wellington may assume non-recourse debt with respect to such acquired properties so long as same have a remaining term of no less than three (3) years and a loan-to-value ratio of no more than 80% in conjunction with a property acquisition where
                              Wellington's equity is provided solely through the issuance of additional stock in Wellington.

REPORTING:                    Each Borrower and Wellington will provide Lender
                              with unaudited monthly and quarterly and audited annual income statements. The annual income statements shall be audited by an accounting firm acceptable to Lender including Grant Thornton. The monthly and quarterly statements will be prepared on a cash basis and will be required to be delivered to Lender within 30 and 45 days, respectively, of the end of the applicable period, and the annual audited statement will be required to be delivered within 120 days of the end of each fiscal year. In addition, each Borrower will provide a monthly calculation of DSCR, an updated rent roll and revised occupancy statistics, as applicable.

RECOURSE LIABILITY:           The Loans will be recourse to the Borrowers and
                              Wellington. The recourse will include, without limitation, the following:

                              (a) monthly principal and interest payments and the final principal payment;

                              (b)  environmental matters;

                              (c)  fraud and misrepresentation;

                              (d) misapplication of rents, security deposits, insurance and condemnation awards or other proceeds;

                              (e) misappropriation of any personal property which constitutes a portion of the collateral for the Loans;

                              (f)  breach of transfer restrictions, title
                                   related covenants, single purpose covenants and financing restrictions;

                              (g) waste due to willful misconduct or gross negligence; and

                              (h) bankruptcy, insolvency or interference with Lender's pursuit of its rights or remedies.

DOCUMENTATION:                The Loans and each Funding will be evidenced by
                              financing documentation customary for similar transactions (including, without limitation, a hazardous substances indemnity agreement and a guaranty of recourse obligations) and in any event in form and substance satisfactory to CSFB. Unless otherwise required by Lender or its counsel all documentation evidencing the Loans and each Funding will be governed by New York law, except for the mortgage and other security documents which will be governed by local law. Documentation for each Funding shall be substantially the same.

ASSIGNMENT:                   The Loans may not be transferred or assigned by
                              the Borrowers unless the Borrowers meet the criteria set forth in the Facility Documents and pay to Lender an assumption fee equal to 0.5% of the outstanding principal balance of the Loans and any out-of-pocket costs in connection with such assumption.

NOI CALCULATION:              The NOI for the Lake Pointe Property and each
                              Proposed Property shall be the NOI which will be determined by CSFB prior to the closing of the Permanent Loan or the Funding, as applicable, in accordance with CSFB's then current underwriting criteria for financings of this type and in conformity to the extent possible with the standards of the "Rating Agencies". The underwriting criteria currently includes a minimum vacancy equal to the greater of actual, 5% or market, a management fee equal to the greater of actual, 4% or market and a replacement reserve of $200 to $250 per unit per year.

INSURANCE:                    The Collateral will be covered by fire and
                              casualty, machine and boiler, business
                              interruption and liability insurance, all in form and substance satisfactory to CSFB. Additional insurance, such as flood, windstorm and earthquake, may be required. In general, the amount of the coverage relating to damage to the Collateral shall be in an amount not less than the greater of the full replacement cost of the Collateral and the principal balance of the loan for the Property, shall contain deductibles not in excess of the lesser of $25,000, 5% of such replacement cost and 5% of annual NOI. All insurance (except for earthquake or flood insurance) shall be written by carriers with an S&P rating of at least "AA". Business interruption insurance shall cover a period of not less than 18 months.

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CONFIDENTIALITY:              This term sheet and the letter to which it is
                              attached is being delivered with the understanding that neither it nor its substance will be disclosed to any third person, except those who are in confidential relationships to Wellington (i.e., Wellington's principals, counsel, accountants and other retained business advisors) or as may be required by law. Wellington may issue a press release announcing the Facility upon the closing of the financing of the Lake Pointe Property.

COLLATERAL:                   The Loans will be secured by, among other things,
                              guarantees from Wellington, a first mortgage lien on the Lake Pointe Property and each Proposed
                              Property, assignments of leases and rents for the Lake Pointe Property and each Proposed Property, a first priority security interest in the reserve accounts, an assignment of cash flows or excess cash flows from the properties securing the Permanent Loan and the Fixed Rate Loans and other collateral related to the Lake Pointe Property and the Proposed Properties requested by CSFB.

                              The Collateral shall not be encumbered by any mortgage, lien, claim or encumbrance other than those that are acceptable to CSFB. In addition, the Facility Documents will restrict the ability of Wellington to pledge its ownership interests.

WARRANTS:                     At the closing of the financing of the Lake Pointe
                              Property Lender will receive 30,000 detachable warrants (the "Warrants"), in form and substance satisfactory to Lender, to acquire the voting capital stock of Wellington, with a strike price equal to the market price of the Wellington stock
                              (as determined by taking the average of the bid/ask price for the stock over the prior two week period, three days prior to such closing).
                              The Warrants shall include customary anti-dilution, registration, first refusal, tag-along and drag-along rights, and shall be exercisable for a period of ten (10) years.

REIT RESTRICTIONS:            While any amounts remain outstanding under the
                              Facility (not including the Permanent Loan),
                              Wellington will be prohibited from completing any non-accretive acquisitions without the prior written consent of Lender, which consent may be granted or denied at Lender's discretion within fifteen (15) business days of delivery of complete information and documentation to Lender.

MINIMUM ASSETS:               No less than three (3) and no more than five (5)
                              assets shall provide collateral for the Facility, including the Lake Pointe Property. No allocation of the Facility with respect to a Proposed
                              Property shall be in an amount less than $4 million and the Lender

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

                              shall be entitled to reject any such Proposed Property. Notwithstanding the above, the Permanent Loan is expected to be less than $4 million.

EXIT FEE:                     1% of any portion of the Facility being repaid
                              unless repayment is through a permanent fixed rate loan being provided by CSFB.

RIGHT OF LAST OFFER:          CSFB will have the right of last offer to
                              refinance or match any written offer to refinance the Proposed Properties individually or together should any Borrower or Wellington propose such refinancing. Upon any refinancing of any of the Proposed Properties by any party other than CSFB, the entire Facility shall be immediately due and payable and if repayment is not then permitted pursuant to the Facility Documents then, in addition to the payment of all sums due and payable under the Facility Documents and the Exit
                              Fee, the Borrower or Wellington shall also pay to the Lender an additional fee equal to 1% of the outstanding principal amount of the Facility.

FACILITY CONDITION
PRECEDENT:                    CSFB's obligation to proceed with the Facility is
                              conditioned upon the closing of the financing of the Lake Pointe Property simultaneously herewith.

PRE-CONDITION TO
CSFB'S CONSIDERATION
OF A PROPOSED PROPERTY:       As a pre-condition to CSFB considering inclusion
                              of any Proposed Properties in the Facility, the Borrower and Wellington shall, as the time of their submission of information with respect to each Proposed Property, deposit with CSFB expense deposits in the amount of $30,000 each (the
                              "Subsequent Expense Deposits") to be applied by CSFB in payment of CSFB's expenses in connection with counsel's fees, due diligence reports, underwriting and the preparation of the documents with respect to the proposed advance of portions of the Facility with respect to such Proposed
                              Property. To the extent CSFB continues to retain any portion of the Net Proceeds, CSFB shall use same for the Subsequent Expense Deposits prior to requiring any further funds from Wellington or the Borrower. In connection with each submission of a Proposed Property to CSFB for its consideration, the Borrower or Wellington shall submit to CSFB or, in the alternative, CSFB shall obtain on the Borrower's behalf, each of the items set forth on Schedule A annexed hereto and made a part hereof
                              (collectively, the "Underwriting Items"). All such
                              Underwriting Items shall be prepared by third party professionals satisfactory to CSFB in its

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                    sole and absolute discretion. CSFB's approval of each
                    Underwriting Item shall be in its sole and absolute discretion as shall CSFB's decision to include any Proposed Property in the Facility.

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